EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 3, 2002 relating to the consolidated financial statements and financial statement schedule of Azco Mining Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona
October 30, 2002